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                                                                     EXHIBIT (n)

               INDEPENDENT AUDITORS' CONSENT

We consent to the use in the Registration Statement on Form N-2 of Eaton Vance Senior Income Trust of our report, dated October 26, 1998, appearing in the Statement of Additional Information, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
-------------------------
  Deloitte & Touche LLP

Boston, Massachusetts
October 26, 1998